UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2012

H&E Equipment Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11100 Mead Road, Suite 200
Baton Rouge, LA 70816
(Address of principal executive offices, including zip code)

(225) 298-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 2, 2012, upon the recommendation of John M. Engquist, the Board of Directors of H&E Equipment Services, Inc. (the "Company") approved the promotion of Bradley W. Barber from the Company's Executive Vice President and Chief Operating Officer to President and Chief Operating Officer of the Company (as discussed in Item 5.02(c) below) effective immediately. Accordingly, the Board of Directors of the Company, also on the recommendation of Mr. Engquist, determined that Mr. Engquist would no longer hold the title of President. The Board of Directors of the Company and Mr. Engquist confirmed that Mr. Engquist would continue in his role as the Company's Chief Executive Officer.

(c) On November 2, 2012, the Board of Directors of the Company appointed Bradley W. Barber as President and Chief Operating Officer of the Company, effective immediately. Mr. Barber was previously the Company's Executive Vice President and Chief Operating Officer, positions he had held since June 2008. Prior to that, Mr. Barber served as the Company's Executive Vice President and General Manager from November 2005 to June 2008 and as Vice President of Rental Operations of H&E Equipment Services, LLC, the predecessor to the Company, from February 2003 to November 2005. Mr. Barber is a named executive officer in the Company's 2012 Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: November 06, 2012	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer